UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2015

ASURE SOFTWARE, INC.
(Exact name of registrant as specified in charter)

Delaware	0-20008	74-2415696
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

110 Wild Basin Road, Suite 100, Austin, Texas 78746
(Address of principal executive offices)

512-437-2700
(Registrant’s telephone number, including area code)

N/A
(Former Name and Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On November 15, 2015, our Board of Directors approved a proposed letter agreement with Wellington Management Group LLP to permit Wellington and its affiliated funds to increase their aggregate beneficial percentage ownership of Asure common stock up to 9.9% by open market purchases of additional shares of Asure common stock.  Under the proposed letter agreement and as a condition to receiving this permission, Wellington and its affiliated funds must:

1.           acquire any such additional shares during a nine-month period from the date that Wellington signs the letter agreement;

2.           during such nine-month period, use their best efforts to avoid having Wellington or any of its affiliated funds become a 5% shareholder for federal net operating loss tax purposes; and

3.           after such nine-month period, use their best efforts to avoid having Wellington and its affiliated funds from having an aggregate beneficial percentage ownership of Asure common stock in excess of Wellington and its affiliated funds’ highest such aggregate ownership level (not exceeding 9.9%) during the nine-month period.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits

99.1	Proposed Letter Agreement dated November 15, 2015 by and between Asure Software, Inc., and Wellington Management Group LLP.

SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASURE SOFTWARE, INC.

Dated: November 16, 2015	By:	/s/ Brad Wolfe
Brad Wolfe, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.

99.1	Proposed Letter Agreement dated November 15, 2015 by and between Asure Software, Inc., and Wellington Management Group LLP.